Exhibit 99.1

2017 – Q2

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended June 30, 2017

Overview: **Section I**
Summary Description........ 1
Equity Research Coverage........ 2
Selected Financial Summary Data........ 3
Selected Portfolio Data........ 4

Financial Statements: **Section II**
Consolidated Balance Sheets........ 5
Consolidated Statements of Operations........ 6
Funds from Operations........ 7
Diluted Share and Unit Computations........ 8
Adjusted Funds from Operations........ 9
Adjusted EBITDA........ 10

Portfolio Information: **Section III**
Office Properties by Segment........ 11
NOI from Real Estate Operations and Occupancy by Property Grouping........ 12
Consolidated Real Estate Revenues and NOI by Segment........ 13
Cash NOI by Segment........ 14
Same Office Properties Average Occupancy Rates by Segment........ 15
Same Office Properties Period End Occupancy Rates by Segment........ 15
Same Office Property Real Estate Revenues and NOI by Segment........ 16
Same Office Property Cash NOI by Segment........ 17
Leasing – Total Office Portfolio........ 18-19
Lease Expiration Analysis........ 20-21
Top 20 Office Tenants........ 22

Investing Activity: **Section IV**
Property Dispositions........ 23
Summary of Construction Projects........ 24
Summary of Redevelopment Projects........ 25
Office Property Construction and Redevelopment Placed in Service........ 26
Summary of Land Owned/Controlled........ 27

Capitalization: **Section V**
Capitalization Overview........ 28
Summary of Outstanding Debt........ 29-30
Debt Analysis........ 31
Consolidated Real Estate Joint Ventures........ 32
Unconsolidated Real Estate Joint Ventures........ 33

Reconciliations & Definitions: **Section VI**
Supplementary Reconciliations of Non-GAAP Measures........ 34-36
Definitions........ 37-42

Earnings Release: **i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of June 30, 2017, we derived 87% of our core portfolio annualized revenue from Defense/IT Locations and 13% from our Regional Office Properties. As of June 30, 2017, our core portfolio of 153 office properties, including six owned through an unconsolidated joint venture, encompassed 16.6 million square feet and was 94.8% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

Page	Three Months Ended	Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Net income (loss)	6	$19,207	$23,088	$26,603	$29,272	$(48,316)	$42,295	$(40,220)
NOI from real estate operations	13	$80,963	$79,546	$81,734	$82,010	$85,783	$160,509	$166,995
Same Office Property NOI	16	$70,936	$70,695	$71,308	$69,059	$69,516	$141,631	$136,825
Same Office Property Cash NOI	17	$71,313	$70,433	$71,280	$68,581	$69,485	$141,746	$136,601
Adjusted EBITDA	10	$75,595	$73,885	$76,781	$76,834	$79,625	$149,480	$154,531
Diluted AFFO avail. to common share and unit holders	9	$43,687	$38,347	$40,717	$37,998	$42,937	$82,034	$79,772
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.550	$0.550

Per share - diluted:
EPS	8	$0.08	$0.18	$0.22	$0.25	$(0.54)	$0.26	$(0.51)
FFO - NAREIT	8	$0.42	$0.51	$0.57	$0.49	$0.36	$0.93	$0.75
FFO - as adjusted for comparability	8	$0.49	$0.47	$0.51	$0.51	$0.52	$0.97	$0.99

Numerators for diluted per share amounts:
Diluted EPS	6	$7,859	$18,050	$20,976	$23,642	$(51,068)	$25,909	$(47,912)
Diluted FFO available to common share and unit holders	7	$42,767	$51,900	$56,558	$48,449	$35,194	$94,667	$73,754
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$50,658	$48,163	$50,219	$50,461	$50,630	$98,821	$96,637

Payout ratios:
Diluted FFO	N/A	65.9%	54.2%	49.5%	55.6%	76.6%	59.5%	73.0%
Diluted FFO - as adjusted for comparability	N/A	55.6%	58.5%	55.7%	53.4%	53.2%	57.0%	55.7%
Diluted AFFO	N/A	64.5%	73.4%	68.7%	70.9%	62.7%	68.7%	67.5%

CAPITALIZATION
Total Market Capitalization	28	$5,524,727	$5,503,036	$5,315,331	$4,887,466	$5,228,793
Total Equity Market Capitalization	28	$3,612,511	$3,583,815	$3,395,102	$2,996,247	$3,116,093
Gross debt	29	$1,942,216	$1,949,221	$1,950,229	$1,921,219	$2,112,700
Net debt to adjusted book	31	42.4%	38.2%	38.3%	41.2%	43.6%	N/A	N/A
Net debt plus preferred equity to adjusted book	31	42.6%	42.2%	42.9%	45.8%	48.0%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	3.2	x	3.1	x	3.1	x	3.1	x	2.9	x	3.1	x	2.8	x
Net debt to in-place adjusted EBITDA ratio	31	6.4	x	5.9	x	5.7	x	6.3	x	6.6	x	N/A	N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.4	x	6.5	x	6.3	x	7.0	x	7.2	x	N/A	N/A

OTHER
Revenue from early termination of leases	N/A	$467	$612	$794	$437	$338	$1,079	$1,050
Capitalized interest costs	N/A	$1,611	$1,531	$1,419	$1,242	$1,309	$3,142	$3,062

Corporate Office Properties Trust
Selected Portfolio Data

	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
	(1)
# of Operating Office Properties
Total Portfolio	165	164	164	168	181
Consolidated Portfolio	159	158	158	162	181
Core Portfolio	153	152	152	146	146
Same Office Properties	137	137	137	137	137

% Occupied
Total Portfolio	93.0%	92.4%	92.1%	91.3%	92.6%
Consolidated Portfolio	92.6%	92.0%	91.6%	90.8%	92.6%
Core Portfolio	93.8%	93.3%	92.9%	93.0%	92.3%
Same Office Properties	92.7%	92.5%	91.9%	91.9%	91.7%

% Leased
Total Portfolio	94.0%	93.3%	93.5%	92.8%	92.6%
Consolidated Portfolio	93.7%	92.9%	93.1%	92.4%	92.6%
Core Portfolio	94.8%	94.2%	94.4%	94.4%	93.8%
Same Office Properties	93.6%	93.2%	93.3%	93.5%	93.2%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,323	17,082	17,190	17,488	18,402
Consolidated Portfolio	16,361	16,121	16,228	16,526	18,402
Core Portfolio	16,568	16,347	16,301	15,938	16,018
Same Office Properties	14,699	14,699	14,699	14,699	14,699

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	16.86	14.86	14.86	15.81	15.81

(1)
As of 6/30/2017, our total portfolio included 9 properties held for sale totaling 469,000 square feet that were 95.4% occupied and leased. Our total portfolio and core portfolio included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 6/30/2017.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Assets
Properties, net
Operating properties, net	$2,688,174	$2,670,157	$2,671,831	$2,632,069	$2,782,330
Construction and redevelopment in progress, including land (1)	107,910	108,925	86,323	72,043	69,070
Land held (1)	338,475	313,932	315,208	324,226	318,327
Total properties, net	3,134,559	3,093,014	3,073,362	3,028,338	3,169,727
Assets held for sale	51,291	41,391	94,654	161,454	300,584
Cash and cash equivalents	10,606	226,470	209,863	47,574	13,317
Restricted cash and marketable securities	6,866	6,439	8,193	7,583	8,302
Investment in unconsolidated real estate joint venture	25,335	25,417	25,548	25,721	—
Accounts receivable, net	42,742	29,431	34,438	25,790	32,505
Deferred rent receivable, net	89,832	89,410	90,219	87,526	92,316
Intangible assets on real estate acquisitions, net	69,205	73,748	78,351	84,081	88,788
Deferred leasing costs, net	40,506	40,753	41,214	41,470	42,632
Investing receivables	54,598	53,570	52,279	51,119	50,162
Prepaid expenses and other assets, net	49,347	59,723	72,764	73,538	43,359
Total assets	$3,574,887	$3,739,366	$3,780,885	$3,634,194	$3,841,692
Liabilities and equity
Liabilities:
Debt	$1,897,734	$1,903,657	$1,904,001	$1,873,836	$2,094,486
Accounts payable and accrued expenses	95,267	83,107	108,682	112,306	92,848
Rents received in advance and security deposits	25,444	28,393	29,798	28,740	32,035
Dividends and distributions payable	28,462	31,131	31,335	30,225	30,219
Deferred revenue associated with operating leases	13,172	11,750	12,666	9,898	17,560
Interest rate derivatives	601	735	1,572	17,272	20,245
Redeemable preferred shares at liquidation preference (2)	—	—	26,583	—	—
Capital lease obligation	16,177	—	—	—	—
Other liabilities	55,475	55,049	48,605	38,282	31,123
Total liabilities	2,132,332	2,113,822	2,163,242	2,110,559	2,318,516
Redeemable noncontrolling interests	23,731	23,676	22,979	22,848	22,473
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	—	172,500	172,500	199,083	199,083
Common shares	995	994	985	948	947
Additional paid-in capital	2,146,119	2,136,369	2,116,581	2,008,787	2,007,328
Cumulative distributions in excess of net income	(793,828)	(774,445)	(765,276)	(759,262)	(756,940)
Accumulated other comprehensive loss	(1,163)	(370)	(1,731)	(16,314)	(17,712)
Total COPT’s shareholders’ equity	1,352,123	1,535,048	1,523,059	1,433,242	1,432,706
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	46,233	46,683	49,228	46,757	47,550
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,668	11,337	13,577	11,988	11,647
Total noncontrolling interests in subsidiaries	66,701	66,820	71,605	67,545	67,997
Total equity	1,418,824	1,601,868	1,594,664	1,500,787	1,500,703
Total liabilities, redeemable noncontrolling interest and equity	$3,574,887	$3,739,366	$3,780,885	$3,634,194	$3,841,692

(1)	Please refer to pages 24, 25 and 27 for detail.

(2)
We redeemed all of our Series K Preferred Shares effective 1/21/17. Since we notified holders of such shares in December 2016 that we were redeeming the shares, we present the liquidation preference as a liability as of 12/31/16.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Revenues
Rental revenue	$101,347	$100,615	$100,849	$103,956	$107,524	$201,962	$212,906
Tenant recoveries and other real estate operations revenue	26,950	26,152	27,150	26,998	26,400	53,102	54,105
Construction contract and other service revenues	23,138	13,034	13,992	11,149	12,003	36,172	23,223
Total revenues	151,435	139,801	141,991	142,103	145,927	291,236	290,234
Expenses
Property operating expenses	48,628	48,519	47,562	49,952	48,141	97,147	100,016
Depreciation and amortization associated with real estate operations	32,793	33,059	32,929	32,015	33,248	65,852	67,775
Construction contract and other service expenses	22,315	12,486	12,968	10,341	11,478	34,801	22,172
Impairment losses	1,625	—	1,554	27,699	69,692	1,625	72,138
General and administrative expenses	6,017	6,747	6,211	7,242	6,512	12,764	16,642
Leasing expenses	1,842	1,864	1,578	1,613	1,514	3,706	3,267
Business development expenses and land carry costs	1,597	1,693	1,747	1,716	2,363	3,290	4,781
Total operating expenses	114,817	104,368	104,549	130,578	172,948	219,185	286,791
Operating income	36,618	35,433	37,442	11,525	(27,021)	72,051	3,443
Interest expense	(19,163)	(18,994)	(18,664)	(18,301)	(22,639)	(38,157)	(46,198)
Interest and other income	1,583	1,726	1,567	1,391	1,330	3,309	2,486
(Loss) gain on early extinguishment of debt	(513)	—	(1,073)	(59)	5	(513)	22
Income (loss) before equity in income of unconsolidated entities and income taxes	18,525	18,165	19,272	(5,444)	(48,325)	36,690	(40,247)
Equity in income of unconsolidated entities	718	725	718	594	10	1,443	20
Income tax (expense) benefit	(48)	(40)	(272)	21	(1)	(88)	7
Income (loss) before gain on sales of real estate	19,195	18,850	19,718	(4,829)	(48,316)	38,045	(40,220)
Gain on sales of real estate	12	4,238	6,885	34,101	—	4,250	—
Net income (loss)	19,207	23,088	26,603	29,272	(48,316)	42,295	(40,220)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(273)	(634)	(793)	(901)	1,976	(907)	1,849
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(907)	(934)	(912)	(907)	(914)	(1,841)	(1,892)
Net income (loss) attributable to COPT	17,862	21,355	24,733	27,299	(47,419)	39,217	(40,593)
Preferred share dividends	(3,039)	(3,180)	(3,640)	(3,552)	(3,553)	(6,219)	(7,105)
Issuance costs associated with redeemed preferred shares	(6,847)	—	(17)	—	—	(6,847)	—
Net income (loss) attributable to COPT common shareholders	$7,976	$18,175	$21,076	$23,747	$(50,972)	$26,151	$(47,698)
Amount allocable to share-based compensation awards	(117)	(125)	(100)	(105)	(96)	(242)	(214)
Numerator for diluted EPS	$7,859	$18,050	$20,976	$23,642	$(51,068)	$25,909	$(47,912)

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Net income (loss)	$19,207	$23,088	$26,603	$29,272	$(48,316)	$42,295	$(40,220)
Real estate-related depreciation and amortization	32,793	33,059	32,929	32,015	33,248	65,852	67,775
Impairment losses on previously depreciated operating properties	1,610	—	1,518	25,857	55,124	1,610	55,971
Gain on sales of previously depreciated operating properties	(12)	(19)	312	(34,101)	—	(31)	—
Depreciation and amortization on unconsolidated real estate JV (1)	311	311	311	207	—	622	—
FFO - per NAREIT (2)(3)	53,909	56,439	61,673	53,250	40,056	110,348	83,526
Preferred share dividends	(3,039)	(3,180)	(3,640)	(3,552)	(3,553)	(6,219)	(7,105)
Issuance costs associated with redeemed preferred shares	(6,847)	—	(17)	—	—	(6,847)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests (4)	(906)	(978)	(1,085)	(894)	(1,014)	(1,884)	(2,041)
Basic and diluted FFO allocable to share-based compensation awards	(185)	(216)	(208)	(190)	(130)	(401)	(296)
Basic and Diluted FFO available to common share and common unit holders (3)	42,767	51,900	56,558	48,449	35,194	94,667	73,754
Gain on sales of non-operating properties	—	(4,219)	(7,197)	—	—	(4,219)	—
Impairment losses on non-operating properties	15	—	36	1,842	14,568	15	16,167
Loss (gain) on interest rate derivatives	444	(453)	(725)	(1,523)	319	(9)	1,870
Loss (gain) on early extinguishment of debt	513	—	1,073	59	(5)	513	(22)
Issuance costs associated with redeemed preferred shares	6,847	—	17	—	—	6,847	—
Demolition costs on redevelopment properties	72	222	—	—	370	294	578
Executive transition costs	31	699	431	1,639	247	730	4,384
Diluted FFO comparability adjustments allocable to share-based compensation awards	(31)	14	26	(5)	(63)	(17)	(94)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$50,658	$48,163	$50,219	$50,461	$50,630	$98,821	$96,637

(1) FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.
(2) Please see reconciliation on page 34 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
EPS Denominator:
Weighted average common shares - basic	99,036	98,411	95,066	94,433	94,300	98,725	94,251
Dilutive effect of share-based compensation awards	160	155	76	81	—	158	—
Weighted average common shares - diluted	99,196	98,566	95,142	94,514	94,300	98,883	94,251
Diluted EPS	$0.08	$0.18	$0.22	$0.25	$(0.54)	$0.26	$(0.51)

Weighted Average Shares for period ended:
Common Shares Outstanding	99,036	98,411	95,066	94,433	94,300	98,725	94,251
Dilutive effect of share-based compensation awards	160	155	76	81	117	158	107
Common Units	3,405	3,446	3,591	3,591	3,676	3,425	3,676
Denominator for diluted FFO per share and as adjusted for comparability	102,601	102,012	98,733	98,105	98,093	102,308	98,034
Weighted average common units	(3,405)	(3,446)	(3,591)	(3,591)	(3,676)	(3,425)	(3,676)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	(117)	—	(107)
Denominator for diluted EPS	99,196	98,566	95,142	94,514	94,300	98,883	94,251
Diluted FFO per share - NAREIT	$0.42	$0.51	$0.57	$0.49	$0.36	$0.93	$0.75
Diluted FFO per share - as adjusted for comparability	$0.49	$0.47	$0.51	$0.51	$0.52	$0.97	$0.99

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,658	$48,163	$50,219	$50,461	$50,630	$98,821	$96,637
Straight line rent adjustments and lease incentive amortization	1,517	433	1,294	691	480	1,950	(485)
Amortization of intangibles included in NOI	325	359	463	349	338	684	676
Share-based compensation, net of amounts capitalized	1,309	1,249	1,174	1,258	1,485	2,558	3,117
Amortization of deferred financing costs	922	1,009	1,093	1,126	1,178	1,931	2,354
Amortization of net debt discounts, net of amounts capitalized	343	339	336	332	325	682	644
Accum. other comprehensive loss on derivatives amortized to expense	36	—	—	—	—	36	—
Replacement capital expenditures (1)	(11,269)	(13,049)	(13,716)	(16,120)	(11,546)	(24,318)	(23,266)
Diluted AFFO adjustments allocable to other noncontrolling interests (2)	25	26	42	42	47	51	95
Diluted AFFO adjustments on unconsolidated real estate JV (3)	(179)	(182)	(188)	(141)	—	(361)	—
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$43,687	$38,347	$40,717	$37,998	$42,937	$82,034	$79,772
Replacement capital expenditures (1)
Tenant improvements and incentives	$6,148	$4,740	$8,000	$21,470	$6,784	$10,888	$15,550
Building improvements	5,972	3,230	7,064	5,707	5,302	9,202	9,255
Leasing costs	1,666	1,151	1,387	5,182	1,613	2,817	2,796
Net additions to (exclusions from) tenant improvements and incentives	626	6,796	871	(12,706)	(885)	7,422	(2,238)
Excluded building improvements	(3,143)	(2,868)	(3,606)	(3,533)	(1,121)	(6,011)	(1,678)
Excluded leasing costs	—	—	—	—	(147)	—	(419)
Replacement capital expenditures	$11,269	$13,049	$13,716	$16,120	$11,546	$24,318	$23,266

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32.
(3) AFFO adjustments pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Net income (loss)	$19,207	$23,088	$26,603	$29,272	$(48,316)	$42,295	$(40,220)
Interest expense	19,163	18,994	18,664	18,301	22,639	38,157	46,198
Income tax expense (benefit)	48	40	272	(21)	1	88	(7)
Depreciation of furniture, fixtures and equipment	585	511	512	513	524	1,096	1,126
Real estate-related depreciation and amortization	32,793	33,059	32,929	32,015	33,248	65,852	67,775
Impairment losses	1,625	—	1,554	27,699	69,692	1,625	72,138
Loss (gain) on early extinguishment of debt	513	—	1,073	59	(5)	513	(22)
Gain on sales of operating properties	(12)	(19)	312	(34,101)	—	(31)	—
Gain on sales of non-operational properties	—	(4,219)	(7,197)	—	—	(4,219)	—
Net (gain) loss on investments in unconsolidated entities included in interest and other income	—	—	(117)	27	(36)	—	(59)
Business development expenses	995	938	1,167	1,016	1,261	1,933	2,640
Demolition costs on redevelopment properties	72	222	—	—	370	294	578
Adjustments from unconsolidated real estate JV (1)	575	572	578	415	—	1,147	—
Executive transition costs	31	699	431	1,639	247	730	4,384
Adjusted EBITDA	$75,595	$73,885	$76,781	$76,834	$79,625	$149,480	$154,531
Proforma NOI adjustment for property changes within period	421	(440)	39	(2,469)	109
In-place adjusted EBITDA	$76,016	$73,445	$76,820	$74,365	$79,734

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 33).

Corporate Office Properties Trust
Operating Office Properties by Segment (1) - 6/30/2017
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	30	3,555	95.8%	96.6%
Howard County	35	2,750	93.1%	96.0%
Other	21	1,557	94.3%	94.8%
Total Fort Meade/BW Corridor	86	7,862	94.6%	96.0%
Northern Virginia (“NoVA”) Defense/IT	11	1,600	86.5%	88.4%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,256	81.9%	82.8%
Redstone Arsenal (Huntsville, Alabama)	7	651	98.7%	99.0%
Data Center Shells
Consolidated Properties	8	1,261	100.0%	100.0%
Unconsolidated JV Properties (4)	6	962	100.0%	100.0%
Total Defense/IT Locations	146	14,545	94.0%	95.0%
Regional Office (5)	7	2,023	92.5%	93.4%
Core Portfolio	153	16,568	93.8%	94.8%
Properties Held for Sale	9	469	95.4%	95.4%
Other Properties	3	286	44.0%	44.0%
Total Portfolio	165	17,323	93.0%	94.0%
Consolidated Properties	159	16,361	92.6%	93.7%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

(4)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

(5)	Includes office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	6/30/2017
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/17	6/30/17
Core Portfolio:
Same Office Properties (3)	134	14,413	93.7%	94.6%	$441,438	92.1%	$70,170	$140,122
Office Properties Placed in Service (4)	12	1,168	89.7%	93.1%	18,589	3.9%	3,479	5,737
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,268	1.1%	1,294	2,592
Wholesale Data Center and Other	1	25	100.0%	100.0%	564	N/A	3,509	6,722
Total Core Portfolio	153	16,568	93.8%	94.8%	465,859	97.2%	78,452	155,173
Office Properties Held for Sale (6)	9	469	95.4%	95.4%	9,588	2.0%	1,727	3,298
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	18	529
Other Office Properties (Same Office)	3	286	44.0%	44.0%	3,620	0.8%	766	1,509
Total Portfolio	165	17,323	93.0%	94.0%	$479,067	100.0%	$80,963	$160,509
Consolidated Properties	159	16,361	92.6%	93.7%	$473,799	98.9%	$79,669	$157,917

	6/30/2017
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/17	6/30/17
Core Portfolio:
Defense/IT Locations
Consolidated properties	140	13,583	93.5%	94.7%	400,817	86.0%	64,432	126,966
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,268	1.1%	1,294	2,592
Total Defense/IT Locations	146	14,545	94.0%	95.0%	406,085	87.2%	65,726	129,558
Regional Office	7	2,023	92.5%	93.4%	59,774	12.8%	9,169	18,718
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,557	6,897
Total Core Portfolio	153	16,568	93.8%	94.8%	$465,859	100.0%	$78,452	$155,173

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $21.9 million as of 6/30/17. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Properties continually owned and 100% operational since at least 1/1/2016, excluding properties disposed or held for sale.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/2016.

(5)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 33 for additional disclosure regarding this joint venture.

(6)	The carrying value of operating property assets held for sale as of 6/30/17 totaled $47.5 million.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,284	$60,855	$60,473	$61,460	$60,912	$122,139	$123,421
NoVA Defense/IT	11,095	11,707	12,560	12,231	12,057	22,802	24,173
Lackland Air Force Base	13,029	11,634	12,395	12,532	11,651	24,663	21,876
Navy Support	7,449	7,010	7,033	7,232	6,998	14,459	13,932
Redstone Arsenal	3,624	3,460	3,560	3,189	3,191	7,084	6,307
Data Center Shells-Consolidated	5,800	5,522	5,043	5,175	7,288	11,322	13,618
Total Defense/IT locations	102,281	100,188	101,064	101,819	102,097	202,469	203,327
Regional Office	17,462	18,276	18,521	20,499	23,283	35,738	46,785
Wholesale Data Center	7,033	6,770	6,763	6,809	6,804	13,803	13,297
Other	1,521	1,533	1,651	1,827	1,740	3,054	3,602
Consolidated real estate revenues	$128,297	$126,767	$127,999	$130,954	$133,924	$255,064	$267,011

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,155	$40,335	$41,011	$40,862	$40,534	$81,490	$79,797
NoVA Defense/IT	6,876	7,255	8,046	7,769	7,750	14,131	15,325
Lackland Air Force Base	4,899	4,832	4,901	4,933	4,807	9,731	9,612
Navy Support	4,424	3,801	3,916	3,858	4,323	8,225	7,733
Redstone Arsenal	2,133	2,089	2,134	2,077	2,231	4,222	4,369
Data Center Shells
Consolidated properties	5,223	4,863	4,533	4,647	6,462	10,086	11,982
COPT’s share of unconsolidated real estate JV (1)	1,294	1,298	1,297	1,008	—	2,592	—
Total Defense/IT locations	66,004	64,473	65,838	65,154	66,107	130,477	128,818
Regional Office	10,380	10,790	11,133	12,344	14,562	21,170	28,233
Wholesale Data Center	3,532	3,405	3,880	3,492	4,153	6,937	7,985
Other	1,047	878	883	1,020	961	1,925	1,959
NOI from real estate operations	$80,963	$79,546	$81,734	$82,010	$85,783	$160,509	$166,995

(1) See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,550	$40,481	$40,872	$40,253	$39,588	$81,031	$78,090
NoVA Defense/IT	7,195	7,046	7,766	7,234	7,614	14,241	15,536
Lackland Air Force Base	4,943	4,876	4,945	4,855	4,718	9,819	9,434
Navy Support	4,462	3,866	3,612	3,524	4,218	8,328	7,414
Redstone Arsenal	2,411	2,422	2,326	2,411	2,534	4,833	5,007
Data Center Shells
Consolidated properties	5,172	4,823	4,519	4,549	6,077	9,995	11,185
COPT’s share of unconsolidated real estate JV (1)	1,109	1,110	1,103	862	—	2,219	—
Total Defense/IT locations	65,842	64,624	65,143	63,688	64,749	130,466	126,666
Regional Office	10,179	9,916	10,967	12,480	14,152	20,095	27,152
Wholesale Data Center	3,211	3,382	3,833	3,439	4,052	6,593	7,780
Other	839	624	739	935	892	1,463	1,715
Cash NOI from real estate operations	$80,071	$78,546	$80,682	$80,542	$83,845	$158,617	$163,313
Straight line rent adjustments and lease incentive amortization	(1,832)	(775)	(1,650)	(1,086)	(897)	(2,607)	(351)
Amortization of acquired above- and below-market rents	(270)	(303)	(315)	(201)	(189)	(573)	(379)
Amortization of below-market cost arrangements	(149)	(149)	(244)	(241)	(241)	(298)	(481)
Lease termination fees, gross	517	706	938	471	417	1,223	1,397
Tenant funded landlord assets	2,441	1,333	2,129	2,379	2,848	3,774	3,496
Cash NOI adjustments in unconsolidated real estate JV	185	188	194	146	—	373	—
NOI from real estate operations	$80,963	$79,546	$81,734	$82,010	$85,783	$160,509	$166,995

(1) See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,498	96.0%	95.9%	95.5%	95.2%	95.1%	96.0%	95.1%
NoVA Defense/IT	11	1,600	86.3%	85.9%	84.0%	82.3%	80.5%	86.1%	80.7%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,256	80.9%	77.2%	73.3%	73.6%	73.0%	79.0%	72.6%
Redstone Arsenal	6	632	100.0%	97.6%	98.8%	99.5%	98.9%	98.8%	98.3%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	127	12,390	93.9%	93.3%	92.5%	92.1%	91.7%	93.6%	91.7%
Regional Office	7	2,023	92.8%	93.5%	94.4%	96.5%	97.5%	93.2%	97.1%
Core Portfolio Same Office Properties	134	14,413	93.7%	93.3%	92.7%	92.7%	92.5%	93.5%	92.4%
Other Same Office Properties	3	286	44.0%	44.0%	44.0%	44.0%	43.5%	44.0%	43.5%
Total Same Office Properties	137	14,699	92.7%	92.3%	91.8%	91.8%	91.6%	92.5%	91.5%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,498	95.8%	96.0%	95.8%	95.2%	95.0%
NoVA Defense/IT	11	1,600	86.5%	85.9%	84.8%	83.5%	80.3%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,256	81.9%	78.1%	72.7%	73.6%	74.7%
Redstone Arsenal	6	632	100.0%	100.0%	96.3%	100.0%	98.9%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	127	12,390	93.9%	93.5%	92.5%	92.3%	91.8%
Regional Office	7	2,023	92.5%	92.8%	95.1%	96.2%	97.7%
Core Portfolio Same Office Properties	134	14,413	93.7%	93.4%	92.9%	92.9%	92.6%
Other Same Office Properties	3	286	44.0%	44.0%	44.0%	44.0%	43.5%
Total Same Office Properties	137	14,699	92.7%	92.5%	91.9%	91.9%	91.7%

(1) Same office properties represent buildings continually owned and 100% operational since at least 1/1/2016, excluding properties disposed or held for sale.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$58,895	$59,441	$58,910	$58,299	$57,627	$118,336	$117,139
NoVA Defense/IT	11,096	11,004	11,019	10,188	10,052	22,100	20,326
Lackland Air Force Base	13,029	11,634	12,395	12,532	11,651	24,663	21,876
Navy Support	7,449	7,010	7,033	7,232	6,998	14,459	13,932
Redstone Arsenal	3,246	3,158	3,297	3,131	3,149	6,404	6,223
Data Center Shells	3,045	3,043	3,023	3,050	3,095	6,088	6,135
Total Defense/IT Locations	96,760	95,290	95,677	94,432	92,572	192,050	185,631
Regional Office	15,777	16,563	16,375	16,582	16,556	32,340	32,917
Other Properties	1,146	1,203	1,022	1,015	951	2,349	1,880
Same office property real estate revenues	$113,683	$113,056	$113,074	$112,029	$110,079	$226,739	$220,428
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,537	$39,792	$39,950	$38,892	$38,534	$79,329	$76,325
NoVA Defense/IT	7,051	6,959	7,100	6,495	6,325	14,010	12,702
Lackland Air Force Base	4,899	4,832	4,902	4,937	4,803	9,731	9,608
Navy Support	4,424	3,801	3,916	3,858	4,323	8,225	7,732
Redstone Arsenal	2,332	2,262	2,390	2,179	2,214	4,594	4,317
Data Center Shells	2,760	2,759	2,755	2,758	2,764	5,519	5,533
Total Defense/IT Locations	61,003	60,405	61,013	59,119	58,963	121,408	116,217
Regional Office	9,167	9,547	9,645	9,334	9,976	18,714	19,543
Other Properties	766	743	650	606	577	1,509	1,065
Same office property NOI	$70,936	$70,695	$71,308	$69,059	$69,516	$141,631	$136,825

Corporate Office Properties Trust
Same Office Property Cash NOI (1) by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Same office property cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,461	$39,965	$39,849	$38,658	$38,173	$79,426	$75,372
NoVA Defense/IT	7,369	6,989	7,044	6,095	6,327	14,358	13,087
Lackland Air Force Base	4,943	4,876	4,946	4,858	4,714	9,819	9,430
Navy Support	4,462	3,866	3,612	3,524	4,218	8,328	7,414
Redstone Arsenal	2,620	2,603	2,590	2,524	2,528	5,223	4,976
Data Center Shells	2,951	2,937	2,927	2,915	2,890	5,888	5,773
Total Defense/IT Locations	61,806	61,236	60,968	58,574	58,850	123,042	116,052
Regional Office	8,956	8,698	9,767	9,446	10,081	17,654	19,525
Other Properties	551	499	545	561	554	1,050	1,024
Same office property cash NOI	$71,313	$70,433	$71,280	$68,581	$69,485	$141,746	$136,601
Straight line rent adjustments and lease incentive amortization	(1,106)	(262)	(1,389)	(1,849)	(2,724)	(1,368)	(3,618)
Amortization of acquired above- and below-market rents	(270)	(303)	(315)	(202)	(190)	(573)	(380)
Amortization of below-market cost arrangements	(146)	(146)	(239)	(239)	(239)	(292)	(478)
Lease termination fees, gross	517	706	601	389	336	1,223	1,289
Tenant funded landlord assets	628	267	1,370	2,379	2,848	895	3,411
Same office property NOI	$70,936	$70,695	$71,308	$69,059	$69,516	$141,631	$136,825
Percentage change in same office property cash NOI (1)	2.6%					3.8%

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Quarter Ended June 30, 2017
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	175	12	100	—	287	4	2	293
Expiring Square Feet	210	12	105	—	327	16	2	345
Vacating Square Feet	35	—	5	—	40	12	—	53
Retention Rate (% based upon square feet)	83.4%	100.0%	95.0%	—%	87.7%	23.7%	100.0%	84.8%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$12.04	$34.31	$9.20	$—	$11.97	$18.39	$—	$11.97
Weighted Average Lease Term in Years	4.3	3.0	2.7	—	3.7	5.7	3.0	3.7
Average Rent Per Square Foot
Renewal Average Rent	$32.69	$31.59	$24.49	$—	$29.80	$28.17	$24.45	$29.74
Expiring Average Rent	$29.31	$30.14	$23.25	$—	$27.24	$27.34	$24.02	$27.22
Change in Average Rent	11.6%	4.8%	5.4%	—%	9.4%	3.0%	1.8%	9.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$31.92	$30.83	$24.12	$—	$29.17	$28.00	$23.50	$29.11
Expiring Cash Rent	$31.93	$30.77	$24.77	$—	$29.40	$30.72	$26.37	$29.39
Change in Cash Rent	—%	0.2%	(2.6)%	—%	(0.8)%	(8.9)%	(10.9)%	(1.0)%
Average escalations per year	2.1%	2.8%	1.5%	—%	1.9%	2.8%	4.0%	2.0%
New Leases
Development and Redevelopment Space
Leased Square Feet	28	—	—	297	325	—	—	325
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$71.61	$—	$—	$—	$6.15	$—	$—	$6.15
Weighted Average Lease Term in Years	7.9	—	—	12.0	11.6	—	—	11.6
Average Rent Per Square Foot	$31.73	$—	$—	$18.44	$19.58	$—	$—	$19.58
Cash Rent Per Square Foot	$30.06	$—	$—	$16.47	$17.64	$—	$—	$17.64
Other New Leases (3)
Leased Square Feet	41	21	11	—	73	5	—	78
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$64.00	$78.36	$28.07	$—	$62.95	$50.00	$—	$62.12
Weighted Average Lease Term in Years	7.6	5.2	4.7	—	6.5	10.4	—	6.7
Average Rent Per Square Foot	$30.54	$29.30	$20.45	$—	$28.72	$31.91	$—	$28.92
Cash Rent Per Square Foot	$29.14	$29.45	$20.07	$—	$27.91	$29.00	$—	$27.98
Total Square Feet Leased	245	33	110	297	685	9	2	696
Average escalations per year	2.2%	2.8%	1.7%	2.3%	2.2%	2.8%	4.0%	2.2%
Average escalations excl. data center shells								2.2%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Six Months Ended June 30, 2017
(square feet in thousands)

	Defense/IT Locations									As Adjusted (4)
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total Office	Ft Meade/BW Corridor	Total Office
Renewed Space
Leased Square Feet	350	12	120	—	—	482	15	37	534	224	408
Expiring Square Feet	390	15	126	—	—	531	161	43	735	264	609
Vacating Square Feet	40	3	5	—	—	48	146	6	200	40	200
Retention Rate (% based upon square feet)	89.8%	79.7%	95.8%	—%	—%	90.9%	9.1%	85.9%	72.7%	84.9%	67.1%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$13.43	$34.31	$7.61	$—	$—	$12.48	$40.66	$0.34	$12.41	$9.75	$10.08
Weighted Average Lease Term in Years	6.0	3.0	2.4	—	—	5.0	5.4	1.2	4.7	3.7	3.1
Average Rent Per Square Foot
Renewal Average Rent	$36.63	$31.59	$24.73	$—	$—	$33.53	$27.57	$18.86	$32.35	$30.92	$27.90
Expiring Average Rent	$31.11	$30.14	$23.57	$—	$—	$29.20	$25.19	$18.53	$28.35	$27.80	$25.68
Change in Average Rent	17.7%	4.8%	4.9%	—%	—%	14.8%	9.5%	1.8%	14.1%	11.2%	8.6%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.78	$30.83	$24.42	$—	$—	$32.10	$27.26	$18.82	$31.04	$30.32	$27.44
Expiring Cash Rent	$33.79	$30.77	$24.83	$—	$—	$31.48	$27.98	$19.62	$30.55	$30.27	$27.63
Change in Cash Rent	3.0%	0.2%	(1.7)%	—%	—%	2.0%	(2.6)%	(4.1)%	1.6%	0.2%	(0.7)%
Average escalations per year	2.6%	2.8%	1.4%	—%	—%	2.4%	2.8%	0.5%	2.4%	2.0%	1.8%
New Leases
Development and Redevelopment Space
Leased Square Feet	76	8	—	2	297	383	—	—	383	76	383
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$61.39	$95.08	$—	$1.76	$—	$14.26	$—	$—	$14.26	$61.39	$14.26
Weighted Average Lease Term in Years	7.2	7.5	—	3.0	12.0	10.9	—	—	10.9	7.2	10.9
Average Rent Per Square Foot	$28.97	$39.06	$—	$29.31	$18.44	$21.03	$—	$—	$21.03	$28.97	$21.03
Cash Rent Per Square Foot	$28.18	$38.00	$—	$29.31	$16.47	$19.32	$—	$—	$19.32	$28.18	$19.32
Other New Leases (3)
Leased Square Feet	65	27	26	—	—	118	20	6	144	65	144
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$56.71	$77.79	$28.90	$—	$—	$55.41	$57.76	$1.42	$53.45	$56.71	$53.45
Weighted Average Lease Term in Years	6.9	5.7	4.1	—	—	6.0	6.6	1.8	5.9	6.9	5.9
Average Rent Per Square Foot	$31.88	$29.04	$21.59	$—	$—	$28.96	$29.81	$19.30	$28.67	$31.88	$28.67
Cash Rent Per Square Foot	$30.61	$29.04	$21.60	$—	$—	$28.27	$29.07	$22.00	$28.12	$30.61	$28.12
Total Square Feet Leased	491	47	146	2	297	983	35	43	1,062	365	936
Average escalations per year	2.5%	2.8%	1.8%	3.0%	2.3%	2.4%	2.8%	1.0%	2.4%	2.2%	2.2%
Average escalations excl. data center shells									2.5%		2.2%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude rent concessions.
(3) Other New Leases includes acquired first generation space and vacated second generation space.
(4) Excludes a lease in holdover status as of 12/31/16 and executed in January 2017 that we included in our 2016 reporting on an as adjusted basis.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/17 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Segment of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio
Ft Meade/BW Corridor	24	634	$22,014	4.7%	$34.72
NoVA Defense/IT	6	31	914	0.2%	29.24
Navy Support	9	31	751	0.2%	24.04
Redstone Arsenal	1	5	131	—%	26.03
Regional Office	5	57	1,704	0.4%	29.86
2017	45	758	25,514	5.5%	33.63
Ft Meade/BW Corridor	55	1,420	46,485	10.0%	32.74
NoVA Defense/IT	6	171	6,996	1.5%	40.82
Navy Support	28	390	11,493	2.5%	29.43
Redstone Arsenal	4	253	6,635	1.4%	26.23
Data Center Shells-Consolidated properties	1	155	2,547	0.5%	16.44
Regional Office	16	171	6,232	1.3%	36.50
2018	110	2,560	80,388	17.3%	31.40
Ft Meade/BW Corridor	49	1,624	53,492	11.5%	32.93
NoVA Defense/IT	7	342	12,628	2.7%	36.88
Navy Support	12	114	3,399	0.7%	29.88
Redstone Arsenal	2	43	965	0.2%	22.53
Regional Office	11	160	4,456	1.0%	27.78
2019	81	2,283	74,940	16.1%	32.82
Ft Meade/BW Corridor	44	989	32,483	7.0%	32.85
NoVA Defense/IT	5	133	3,754	0.8%	28.24
Lackland Air Force Base	2	250	10,132	2.2%	40.48
Navy Support	17	98	3,140	0.7%	32.05
Redstone Arsenal	1	11	219	—%	19.64
Regional Office	11	67	2,071	0.4%	30.76
2020	80	1,548	51,799	11.1%	33.45
Ft Meade/BW Corridor	36	784	26,278	5.6%	33.53
NoVA Defense/IT	8	104	2,823	0.6%	27.16
Navy Support	15	166	5,108	1.1%	30.83
Redstone Arsenal	6	161	3,549	0.8%	22.04
Regional Office	7	115	3,367	0.7%	29.27
2021	72	1,330	41,125	8.8%	30.94
Thereafter
Consolidated Properties	165	6,096	186,825	40.1%	30.65
Unconsolidated JV Properties	6	962	5,268	1.1%	10.96
Core Portfolio	559	15,537	$465,859	97.2%	$29.98

Year and Segment of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio	559	15,537	$465,859	97.2%	$29.98
Office Properties Held for Sale and Other
Ft Meade/BW Corridor	2	57	1,194	0.2%	20.97
Regional Office	20	328	7,149	1.5%	21.81
Other	13	189	4,865	1.0%	25.74
Office Properties Held for Sale and Other Total Average	35	574	13,208	2.7%	23.02
Total Portfolio	594	16,111	$479,067	99.9%	$30.06
Consolidated Portfolio	588	15,149	$473,799
Unconsolidated JV Properties	6	962	$5,268

Note: As of 6/30/17, the weighted average lease term is 4.5 years for the Core Portfolio, 4.5 for the Total Portfolio and 4.3 for the Consolidated Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2017	1	9	1.00	$1,620
2018	2	1	0.26	548
2019	1	6	1.00	2,321
2020	1	17	11.55	13,884
2021	1	2	0.05	87
2022	2	17	3.00	3,395
			16.86	$21,855

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/17 of 175,000 for the total portfolio and Core Portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/17 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
Top 20 Office Tenants as of 6/30/17 (1)
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Weighted Average Remaining Lease Term (3)
United States Government	(4)	61	3,824	23.7%	$148,999	31.1%	4.3
Northrop Grumman Corporation		8	758	4.7%	22,222	4.6%	3.5
The Boeing Company		11	684	4.2%	20,903	4.4%	2.1
Vadata Inc.	(1)	11	1,772	11.0%	16,634	3.5%	8.3
General Dynamics Corporation		6	466	2.9%	16,629	3.5%	4.2
CareFirst, Inc.		2	313	1.9%	11,351	2.4%	5.6
Computer Sciences Corporation		3	279	1.7%	11,119	2.3%	1.0
Booz Allen Hamilton, Inc.		6	291	1.8%	10,156	2.1%	4.1
Wells Fargo & Company		5	222	1.4%	8,494	1.8%	8.8
CACI Technologies, Inc.		3	224	1.4%	7,301	1.5%	3.4
AT&T Corporation		3	308	1.9%	6,130	1.3%	1.8
KEYW Corporation		2	211	1.3%	6,041	1.3%	6.5
The Raytheon Company		5	161	1.0%	5,888	1.2%	2.1
Miles & Stockbridge, PC		2	160	1.0%	5,430	1.1%	10.2
Transamerica Life Insurance Company		2	159	1.0%	4,870	1.0%	4.5
University of Maryland		3	172	1.1%	4,860	1.0%	4.1
Kratos Defense and Security Solutions		1	131	0.8%	4,830	1.0%	2.8
Science Applications International Corp.		3	131	0.8%	4,725	1.0%	2.9
The Mitre Corporation		4	122	0.8%	4,295	0.9%	2.4
Accenture Federal Services LLC		5	128	0.8%	3,709	0.8%	2.3
Subtotal Top 20 Office Tenants		146	10,518	65.3%	324,586	67.8%	4.7
All remaining tenants		448	5,593	34.7%	154,481	32.2%	4.0
Total/Weighted Average		594	16,111	100.0%	$479,067	100.0%	4.5

(1)	Includes Annualized Rental Revenue (“ARR”) in six properties owned through an unconsolidated JV of $5.3 million (see page 33 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 6/30/17, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
A number of our leases are subject to certain early termination provisions.  Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. The weighting of the lease term was computed using Total Rental Revenue.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/17, $2.5 million in ARR (or 1.7% of our ARR from the United States Government and 0.5% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

	Property Segment/Subsegment	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price

Property Dispositions
Quarter Ended 3/31/17
Herndon, Virginia Land	N/A	N/A	N/A	N/A	1/12/2017	N/A	$14,325
3120 Fairview Park Drive	NoVA Defense/IT	Merrifield	1	190	2/15/2017	87.2%	39,000
Subtotal - Quarter Ended 3/31/17							53,325

Quarter Ended 6/30/17
1334 Ashton Road	Fort Meade/BW Corridor	BWI South	1	37	6/9/2017	40.7%	2,300

Year to Date Dispositions through 6/30/17			2	227			$55,625

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/17 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 6/30/17	as of 6/30/2017 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
Bethlehem Technology Park - DC18 Manassas, Virginia	Data Center Shells	Manassas	216	100%	$31,179	$26,709	$—	3Q 17	3Q 17
NoVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	49,344	37,727	—	3Q 17	3Q 17
Paragon Park - DC 21 Sterling, Virginia	Data Center Shells	Other NoVA	149	100%	31,385	13,534	—	4Q 17	4Q 17
540 National Business Parkway Annapolis Junction, Maryland (4)	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	30,632	16,721	1Q 17	1Q 18
Paragon Park - DC 22 Sterling, Virginia	Data Center Shells	Other NoVA	149	100%	31,770	11,226	—	1Q 18	1Q 18
5801 University Research Court College Park, Maryland	Ft. Meade/BW Corridor	College Park	71	0%	19,414	5,057	—	1Q 18	1Q 19
Total Under Construction			970	85%	$206,804	$124,885	$16,721

Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	12%	54,352	39,470	39,470	(1)	(1)
NoVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	31,171	31,171	(1)	(1)
Total Held for Lease to Government			352	6%	$95,852	$70,641	$70,641

Total Construction Projects			1,322	64%	$302,656	$195,526	$87,362

(1)
Includes properties under, or contractually committed for, construction as of 6/30/17 and 310 Sentinel Way and NOVA Office B, two properties that were complete but held for future lease to the United States Government.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 71,000 square feet were operational as of 6/30/17.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/17
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 6/30/17	as of 6/30/2017 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Airport Landing Retail Bldgs. (3) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	14	100%	$785	$6,401	$7,186	$6,357	$3,935	4Q 16	4Q 17
7142 Columbia Gateway (4) Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	22	0%	622	3,173	3,795	632	622	1Q18	1Q19
Total Under Redevelopment			36	39%	$1,407	$9,574	$10,981	$6,989	$4,557

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 8,000 square feet were operational as of 6/30/17.

(4)	A portion of this property is undergoing redevelopment (22,000 of the 47,000 square feet).

Corporate Office Properties Trust
Office Property Construction and Redevelopment Placed in Service as of 6/30/17
(square feet in thousands)

			Total Property			Square Feet Placed in Service in 2017			Space Placed in Service % Leased as of 6/30/17
	Property Segment	Park/Submarket	% Leased as of 6/30/17
Property and Location				Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	Total 2017
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	100%	22	8	14	—	14	100%
1201 Winterson Road Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	72%	68	—	68	—	68	72%
Airport Landing Retail Buildings Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	100%	14	2	4	2	6	100%
Bethlehem Technology Park - DC20 Manassas, Virginia	Data Center Shells	Manassas	100%	216	—	—	216	216	100%
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	49%	145	—	—	71	71	100%
2100 Rideout Road Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	66%	19	11	—	8	8	66%
Total Construction/Redevelopment Placed Into Service			79%	484	21	86	297	383	94%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/17 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	27	590
Other	133	1,494
Total Fort Meade/BW Corridor	356	4,190
NoVA Defense/IT	59	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (2)	428	4,084
Data Center Shells	21	355
Total Defense/IT Locations	976	11,385
Regional Office	11	1,089
Total land owned/controlled for future development	987	12,474	$329,358

Other land owned/controlled	152	1,638	9,117
Land held for sale	42	500	3,753

Land owned/controlled	1,181	14,612	$342,228
Land held for sale	(42)	(500)	(3,753)
Land held, net	1,139	14,112	$338,475

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	6/30/2017
Debt
Secured debt	6.7	4.09%	4.06%	$166,455
Unsecured debt	5.3	3.78%	4.10%	1,745,761
Total Consolidated Debt	5.5	3.81%	4.06%	$1,912,216

Fixed rate debt (2)	6.2	4.30%	4.24%	$1,718,216
Variable rate debt	3.7	2.63%	2.39%	194,000
Total Consolidated Debt				$1,912,216

Preferred Equity		Redeemable
7.375% Series L Redeemable Pref. Shares		(3)		$—
7.5% Series I Convertible Preferred Units (4)		Sep-19		8,800
Total Preferred Equity				$8,800

Common Equity
Common Shares				99,472
Common Units				3,403
Total Common Shares and Units				102,875

Closing Common Share Price on 6/30/17				$35.03
Common Equity Market Capitalization				$3,603,711

Total Equity Market Capitalization				$3,612,511

Total Market Capitalization				$5,524,727

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.
(3) We redeemed our Series L Preferred Shares effective on 6/27/17.
(4) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	7/19/17
Moody’s	Baa3	Stable	7/28/16
Standard & Poor’s	BBB-	Stable	5/26/17

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/17
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$194,000	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$1,025	$—	Nov-19
Senior Unsecured Notes					7200 Redstone Gateway (4)	L + 1.85%		13,402	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,405	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		54,006	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (4)	4.47%	(5)	35,410	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (4)	3.82%		44,207	35,603	Jun-26
Unsecured Bank Term Loans					Total Secured Debt	4.09%		$166,455
2020 Maturity	L + 1.40%	100,000	May-20	(2)
2022 Maturity	L + 1.80%	250,000	Dec-22	(3)
Subtotal - Term Loans	2.75%	350,000
Other Unsecured Debt	—%	1,761	May-26
Total Unsecured Debt	3.78%	$1,745,761

Debt Summary
Total Unsecured Debt	3.78%	$1,745,761
Total Secured Debt	4.09%	166,455
Consolidated Debt	3.81%	$1,912,216
Net discounts and deferred
financing costs		(14,482)
Debt, per balance sheet		$1,897,734

Consolidated Debt		$1,912,216
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,942,216

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	Pre-payable in 2017 without penalty.

(4)	These properties are owned through consolidated joint ventures.

(5)	Represents the weighted average rate of three loans on the properties.

(6)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/17 (continued)
_____________________________________________________________________________________________________________
(1) Revolving Credit Facility maturity of $194.0 million scheduled for 2019 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars, shares and units in thousands, except per share amounts)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	6/30/2017		Term Loan Covenants (1)	Required	6/30/2017
Total Debt / Total Assets	< 60%	43.6%		Total Debt / Total Assets	< 60%	36.8%
Secured Debt / Total Assets	< 40%	3.8%		Secured Debt / Total Assets	< 40%	3.3%
Debt Service Coverage	> 1.5x	3.7x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.2x
Unencumbered Assets / Unsecured Debt	> 150%	230.5%		Unsecured Debt / Unencumbered Assets	< 60%	36.8%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.2x

Debt Ratios (2)	Source			Unencumbered Portfolio Analysis
Gross debt	p. 29	$1,942,216		# of unencumbered properties		149
Adjusted book	p. 36	$4,552,362		% of total portfolio		90%
Net debt / adjusted book ratio		42.4%		Unencumbered square feet in-service		14,843
Net debt plus pref. equity / adj. book ratio		42.6%		% of total portfolio		86%
Net debt	p. 36	$1,931,233		NOI from unencumbered real estate operations		$73,952
In-place adjusted EBITDA	p. 10	$76,016		% of total NOI from real estate operations		91%
Net debt / in-place adjusted EBITDA ratio		6.4	x	Adjusted EBITDA from unencumbered real estate operations		$68,574
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.4	x	% of total adjusted EBITDA from real estate operations		91%
Denominator for debt service coverage	p. 35	$18,631		Unencumbered adjusted book		$4,146,697
Denominator for fixed charges	p. 35	$23,446		% of total adjusted book		91%
Adjusted EBITDA	p. 10	$75,595
Adjusted EBITDA debt service coverage ratio		4.1	x
Adjusted EBITDA fixed charge coverage ratio		3.2	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 6/30/17
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for Three Months Ended 6/30/17 (2)	NOI for the Six Months Ended 6/30/17 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,379	$2,779	$55,234	$44,207	50%
Huntsville, AL:
LW Redstone Company, LLC (6 properties)	514	98.3%	98.7%	1,776	3,601	86,937	48,812	85%
Total/Average	756	98.8%	99.1%	$3,155	$6,380	$142,171	$93,019

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$12,555	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	70,687	—	85%
Washington, DC:
Stevens Place	189	62,382	—	95%
Total	4,798	$145,624	$—

(1)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $51.6 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 6/30/17
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$25,335
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$127,189	$63,595
Total Assets	$145,279	$72,640
Debt	$59,577	$29,789

	Three Months Ended 6/30/17		Six Months Ended 6/30/17
Operating information	Venture	COPT’s Share (1)	Venture	COPT’s Share (1)
Revenue	$2,929	$1,512	$5,901	$3,046
Operating expenses	(436)	(218)	(908)	(454)
NOI and EBITDA	2,493	1,294	4,993	2,592
Interest expense	(526)	(264)	(1,049)	(525)
Depreciation and amortization	(872)	(311)	(1,747)	(622)
Net income	$1,095	$719	$2,197	$1,445

NOI (per above)	$2,493	$1,294	$4,993	$2,592
Straight line rent adjustments	(275)	(185)	(554)	(373)
Cash NOI	$2,218	$1,109	$4,439	$2,219

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16

Gain on sales of real estate, net, per statements of operations	$12	$4,238	$6,885	$34,101	$—	$4,250	$—
Gain on sales of non-operating properties	—	(4,219)	(7,197)	—	—	(4,219)	—
Gain (loss) on sales of operating properties	$12	$19	$(312)	$34,101	$—	$31	$—

Impairment losses, per statements of operations	$1,625	$—	$1,554	$27,699	$69,692	$1,625	$72,138
Impairment losses on previously depreciated operating properties	(1,610)	—	(1,518)	(25,857)	(55,124)	(1,610)	(55,971)
Impairment losses on non-operating properties	$15	$—	$36	$1,842	$14,568	$15	$16,167

NOI from real estate operations (1)
Real estate revenues	$128,297	$126,767	$127,999	$130,954	$133,924	$255,064	$267,011
Real estate property operating expenses	(48,628)	(48,519)	(47,562)	(49,952)	(48,141)	(97,147)	(100,016)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,294	1,298	1,297	1,008	—	2,592	—
NOI from real estate operations	80,963	79,546	81,734	82,010	85,783	160,509	166,995
General and administrative expenses	(6,017)	(6,747)	(6,211)	(7,242)	(6,512)	(12,764)	(16,642)
Leasing expenses	(1,842)	(1,864)	(1,578)	(1,613)	(1,514)	(3,706)	(3,267)
Business development expenses and land carry costs	(1,597)	(1,693)	(1,747)	(1,716)	(2,363)	(3,290)	(4,781)
NOI from construction contracts and other service operations	823	548	1,024	808	525	1,371	1,051
Impairment losses on non-operating properties	(15)	—	(36)	(1,842)	(14,568)	(15)	(16,167)
Equity in (loss) income of unconsolidated non-real estate entities	(1)	(1)	(1)	1	10	(2)	20
Interest and other income	1,583	1,726	1,567	1,391	1,330	3,309	2,486
(Loss) gain on early extinguishment of debt	(513)	—	(1,073)	(59)	5	(513)	22
Gain on sales of non-operating properties	—	4,219	7,197	—	—	4,219	—
Interest expense	(19,163)	(18,994)	(18,664)	(18,301)	(22,639)	(38,157)	(46,198)
COPT’s share of interest expense of unconsolidated real estate JV	(264)	(261)	(267)	(208)	—	(525)	—
Income tax (expense) benefit	(48)	(40)	(272)	21	(1)	(88)	7
FFO - per NAREIT (1)	$53,909	$56,439	$61,673	$53,250	$40,056	$110,348	$83,526

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 33 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Total interest expense	$19,163	$18,994	$18,664	$18,301	$22,639	$38,157	$46,198
Less: Amortization of deferred financing costs	(922)	(1,009)	(1,093)	(1,126)	(1,178)	(1,931)	(2,354)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(343)	(339)	(336)	(332)	(325)	(682)	(644)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(36)	—	—	—	—	(36)	—
(Loss) gain on interest rate derivatives	(444)	453	725	1,523	(319)	9	(1,870)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	258	255	261	204	—	513	—
Denominator for interest coverage	17,676	18,354	18,221	18,570	20,817	36,030	41,330
Scheduled principal amortization	955	958	941	922	1,732	1,913	3,532
Denominator for debt service coverage	18,631	19,312	19,162	19,492	22,549	37,943	44,862
Capitalized interest	1,611	1,531	1,419	1,242	1,309	3,142	3,062
Preferred share dividends - redeemable non-convertible	3,039	3,180	3,640	3,552	3,553	6,219	7,105
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$23,446	$24,188	$24,386	$24,451	$27,576	$47,634	$55,359

Preferred share dividends	$3,039	$3,180	$3,640	$3,552	$3,553	$6,219	$7,105
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends - unrestricted shares	27,241	27,219	26,991	25,963	25,938	54,460	51,857
Common share dividends - restricted shares	117	125	100	105	96	242	214
Common unit distributions	936	936	987	988	1,004	1,872	2,015
Total dividends/distributions	$31,498	$31,625	$31,883	$30,773	$30,756	$63,123	$61,521

Common share dividends - unrestricted shares	$27,241	$27,219	$26,991	$25,963	$25,938	$54,460	$51,857
Common unit distributions	936	936	987	988	1,004	1,872	2,015
Dividends and distributions for payout ratios	$28,177	$28,155	$27,978	$26,951	$26,942	$56,332	$53,872

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Total Assets	$3,574,887	$3,739,366	$3,780,885	$3,634,194	$3,841,692
Accumulated depreciation	755,208	732,371	706,385	681,476	678,827
Accumulated depreciation included in assets held for sale	8,148	7,104	9,566	22,938	76,653
Accumulated amort. of real estate intangibles and deferred leasing costs	183,199	218,336	210,692	201,414	199,038
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,951	9,259	11,575	21,469	27,206
COPT’s share of liabilities of unconsolidated real estate JV	29,888	30,037	29,873	30,013	—
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	2,064	1,501	938	375	—
Less: Cash and cash equivalents	(10,606)	(226,470)	(209,863)	(47,574)	(13,317)
COPT’s share of cash of unconsolidated real estate JV	(377)	(370)	(283)	(444)	—
Adjusted book	$4,552,362	$4,511,134	$4,539,768	$4,543,861	$4,810,099

Gross debt (page 29)	$1,942,216	$1,949,221	$1,950,229	$1,921,219	$2,112,700
Less: Cash and cash equivalents	(10,606)	(226,470)	(209,863)	(47,574)	(13,317)
COPT’s share of cash of unconsolidated real estate JV	(377)	(370)	(283)	(444)	—
Net debt	$1,931,233	$1,722,381	$1,740,083	$1,873,201	$2,099,383
Preferred equity	8,800	181,300	207,883	207,883	207,883
Net debt plus preferred equity	$1,940,033	$1,903,681	$1,947,966	$2,081,084	$2,307,266

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs (including separation related compensation and replacement recruitment costs for Vice President level positions and above); and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with

Corporate Office Properties Trust
Definitions

operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (as defined above) by Adjusted book.

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

Corporate Office Properties Trust
Definitions

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Office Property NOI and Same Office Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Office Properties.  We believe that these are important supplemental measures of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties continually owned and 100% operational since at least 1/1/16, excluding properties disposed or held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2017 RESULTS

COLUMBIA, MD July 27, 2017 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the second quarter ended June 30, 2017.

Management Comments

“Our FFO per share, as adjusted for comparability, in the second quarter of $0.49 was at the high end of our guidance due primarily to the timing of certain operating expenses that boosted same office NOI. We have strong visibility on the remaining quarters and, are narrowing our guidance for the full year but maintaining the original mid-point of $2.04. Our second quarter same office cash NOI increase of 2.6% represents our ninth consecutive quarter of increases, and equates to 3.8% growth for the first half of the year,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer.

“In May, the fiscal 2017 federal budget was signed into law, giving the Department of Defense (“DOD”) a base discretionary budget (“Base Budget”) of $532 billion, a 2% increase over 2016’s Base Budget. The Administration’s Base Budget request for fiscal 2018 of $575 billion would represent an 8% increase over the current year and is slightly higher than the defense industry expectations for average annual growth of 5% through 2021. By unanimous and nearly unanimous votes, the Senate and the House Armed Services Committees, respectively, recommended substantial increases to the DOD’s Base Budget beyond the Administration’s requested level, which evidences bipartisan support for such growth. Given our portfolio’s unique geographic alignment with DOD spending priorities, we believe we are well positioned to benefit from incremental space requirements related to mission growth at our Defense/IT installations,” added Mr. Budorick.

Financial Highlights

2nd Quarter Financial Results:

•	Diluted earnings (loss) per share (“EPS”) was $0.08 for the quarter ended June 30, 2017 as compared to ($0.54) for the second quarter of 2016.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.42 for the second quarter of 2017 as compared to $0.36 for the second quarter of 2016.

•	FFOPS, as adjusted for comparability, was $0.49 for the quarter ended June 30, 2017 as compared to $0.52 for the second quarter of 2016.

i

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, gains (losses) on early extinguishment of debt, derivative gains (losses), and write-offs of original issuance costs for redeemed preferred shares.

Operating Performance Highlights

Portfolio Summary:

•	At June 30, 2017, the Company’s core portfolio of 153 operating office properties was 93.8% occupied and 94.8% leased.

•	During the quarter, the Company placed 297,000 square feet of development into service that was 97% leased.

•
At June 30, 2017, the Company had nine operating properties and land held for sale with an aggregate book value of $51.3 million. The buildings contain a total of 469,000 square feet that were 95.4% occupied and leased at June 30, 2017.

Same Office Performance:

•	At June 30, 2017, COPT’s same office portfolio of 137 buildings was 92.7% occupied and 93.6% leased.

•	For the quarter and six months ended June 30, 2017, the Company’s same office property cash NOI increased 2.6% and 3.8%, respectively, over the prior year’s comparable periods.

Leasing: For the six months ended June 30, 2017, the Company leased a total of 936,000 square feet. The 383,000 square feet of development leasing through June 30, 2017, represents approximately half of the Company’s goal of leasing 700,000 square feet in development projects during the year.

Detail on the Company’s second quarter leasing results are as follows:

•
Square Feet Leased - For the three months ended June 30, 2017, the Company leased a total of 696,000 square feet composed of 293,000 square feet of renewing leases, 78,000 square feet of new leases on previously vacant space, and 325,000 square feet in development projects. The bulk of the development leasing in the quarter consisted of two build-to-suit projects totaling 297,000 square feet.

•
Renewal Rates & Rent Spreads on Renewing Leases - During the second quarter, the Company renewed 85% of expiring leases; rents on renewed space increased 9.3% on a GAAP basis and decreased 1.0% on a cash basis.

•
Lease Terms - In the second quarter, lease terms averaged 3.7 years on renewing space, 6.7 years on vacant space, and 11.6 years on development leasing, for a weighted average lease term of 7.7 years on all leasing.

•	Wholesale Data Center Leasing - During the quarter ended June 30, 2017, the Company leased 2.0 megawatts (“MW”) in its COPT DC-6 data center, which is now 87.6% leased.

Investment Activity Highlights

Development & Redevelopment Projects:

•	As of June 30, 2017, the Company has six properties under construction totaling 970,000 square feet that were 85% leased.

•	The Company also has two completed development properties held-for-lease to the U.S. Government. These buildings total 352,000 square feet and currently are 6% leased. Including these two projects,

the Company’s construction pipeline totals 1.3 million square feet, is 64% leased, and represents a total estimated cost of $302.7 million.

•	COPT also has two projects under redevelopment that total 36,000 square feet and represent a total expected cost of $11.0 million. These projects were 39% leased as of June 30, 2017.

Dispositions:

•	During the quarter, the Company sold one 37,000 square foot suburban office property for $2.3 million.

Balance Sheet and Capital Transaction Highlights

•
As of June 30, 2017, the Company’s net debt plus preferred equity to adjusted book ratio was 42.6% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.4x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.2x.

•
As of June 30, 2017 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 90% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 5.5 years.

•
Effective June 27, 2017, the Company redeemed all of the outstanding shares of its 7.375% Series L Cumulative Preferred Shares (the “Series L Preferred Shares”) at a price of $25.00 per share, or $172.5 million in the aggregate, plus accrued and unpaid dividends thereon up to but not including the date of redemption.

•	The Company repaid $200 million of the $300 million balance on a term loan scheduled to mature in 2020.

•
Also during the quarter, COPT issued 44,260 common shares at a weighted average price of $33.19 per share under its existing at-the-market (“ATM”) stock offering program, generating net proceeds totaling $1.4 million. For the six months ended June 30, 2017, the Company realized $19.7 million of net proceeds from the ATM issuance.

2017 Guidance
Management is narrowing its previously issued guidance range for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.62-$0.66 and $2.02-$2.06, respectively. Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the third quarter ending September 30, 2017 at ranges of $0.17-$0.19 and $0.51-$0.53, respectively, and also for the fourth quarter ending December 31, 2017, at ranges of $0.19-$0.21 and $0.54-$0.56, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Quarter Ending		Quarter Ending		Year Ending
	September 30, 2017		December 31, 2017		December 31, 2017
	Low	High	Low	High	Low	High
EPS	$0.17	$0.19	$0.19	$0.21	$0.62	$0.66
Real estate depreciation and amortization	0.34	0.34	0.35	0.35	1.34	1.34
Impairment losses on previously depreciated operating properties	—	—	—	—	0.02	0.02
FFOPS, NAREIT definition	0.51	0.53	0.54	0.56	1.98	2.02
Original issuance costs of redeemed preferred shares	—	—	—	—	0.07	0.07
Gains on sales of non-operating properties and other	—	—	—	—	(0.03)	(0.03)
FFOPS, as adjusted for comparability	$0.51	$0.53	$0.54	$0.56	$2.02	$2.06

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2017 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss second quarter 2017 earnings results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, July 28, 2017
Time:12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode: 47698579

Replay Information
A replay of this call will be available beginning at 4:00 p.m. Eastern Time on Friday, July 28, through 4:00 p.m. Eastern Time on Friday, August 11. To access the replay within the United States, please call 855-859-2056 and use passcode 47698579. To access the replay outside the United States, please call 404-537-3406 and use passcode 47698579.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets within its regional footprint with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2017, the Company derived 87% of core portfolio annualized revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of June 30, 2017, and including six buildings that are owned through an unconsolidated joint venture, its core portfolio of 153 office properties, encompassed 16.6 million square feet and was 94.8% leased. As of the same date, it also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Real estate revenues	$128,297	$133,924	$255,064	$267,011
Construction contract and other service revenues	23,138	12,003	36,172	23,223
Total revenues	151,435	145,927	291,236	290,234
Expenses
Property operating expenses	48,628	48,141	97,147	100,016
Depreciation and amortization associated with real estate operations	32,793	33,248	65,852	67,775
Construction contract and other service expenses	22,315	11,478	34,801	22,172
Impairment losses	1,625	69,692	1,625	72,138
General and administrative expenses	6,017	6,512	12,764	16,642
Leasing expenses	1,842	1,514	3,706	3,267
Business development expenses and land carry costs	1,597	2,363	3,290	4,781
Total operating expenses	114,817	172,948	219,185	286,791
Operating income	36,618	(27,021)	72,051	3,443
Interest expense	(19,163)	(22,639)	(38,157)	(46,198)
Interest and other income	1,583	1,330	3,309	2,486
(Loss) gain on early extinguishment of debt	(513)	5	(513)	22
Income (loss) before equity in income of unconsolidated entities and income taxes	18,525	(48,325)	36,690	(40,247)
Equity in income of unconsolidated entities	718	10	1,443	20
Income tax (expense) benefit	(48)	(1)	(88)	7
Gain on sales of real estate	12	—	4,250	—
Net income (loss)	19,207	(48,316)	42,295	(40,220)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(273)	1,976	(907)	1,849
Preferred units in the OP	(165)	(165)	(330)	(330)
Other consolidated entities	(907)	(914)	(1,841)	(1,892)
Net income (loss) attributable to COPT	17,862	(47,419)	39,217	(40,593)
Preferred share dividends	(3,039)	(3,553)	(6,219)	(7,105)
Issuance costs associated with redeemed preferred shares	(6,847)	—	(6,847)	—
Net income (loss) attributable to COPT common shareholders	$7,976	$(50,972)	$26,151	$(47,698)
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$7,976	$(50,972)	$26,151	$(47,698)
Amount allocable to share-based compensation awards	(117)	(96)	(242)	(214)
Numerator for diluted EPS	$7,859	$(51,068)	$25,909	$(47,912)
Denominator:
Weighted average common shares - basic	99,036	94,300	98,725	94,251
Dilutive effect of share-based compensation awards	160	—	158	—
Weighted average common shares - diluted	99,196	94,300	98,883	94,251
Diluted EPS	$0.08	$(0.54)	$0.26	$(0.51)

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$19,207	$(48,316)	$42,295	$(40,220)
Real estate-related depreciation and amortization	32,793	33,248	65,852	67,775
Impairment losses on previously depreciated operating properties	1,610	55,124	1,610	55,971
Gain on sales of previously depreciated operating properties	(12)	—	(31)	—
Depreciation and amortization on unconsolidated real estate JV	311	—	622	—
Funds from operations (“FFO”)	53,909	40,056	110,348	83,526
Preferred share dividends	(3,039)	(3,553)	(6,219)	(7,105)
Noncontrolling interests - preferred units in the OP	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(906)	(1,014)	(1,884)	(2,041)
Issuance costs associated with redeemed preferred shares	(6,847)	—	(6,847)	—
Basic and diluted FFO allocable to share-based compensation awards	(185)	(130)	(401)	(296)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	42,767	35,194	94,667	73,754
Gain on sales of non-operating properties	—	—	(4,219)	—
Impairment losses on non-operating properties	15	14,568	15	16,167
Loss (gain) on interest rate derivatives	444	319	(9)	1,870
Loss (gain) on early extinguishment of debt	513	(5)	513	(22)
Issuance costs associated with redeemed preferred shares	6,847	—	6,847	—
Demolition costs on redevelopment properties	72	370	294	578
Executive transition costs	31	247	730	4,384
Diluted FFO comparability adjustments allocable to share-based compensation awards	(31)	(63)	(17)	(94)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,658	50,630	98,821	96,637
Straight line rent adjustments and lease incentive amortization	1,517	480	1,950	(485)
Amortization of intangibles included in net operating income	325	338	684	676
Share-based compensation, net of amounts capitalized	1,309	1,485	2,558	3,117
Amortization of deferred financing costs	922	1,178	1,931	2,354
Amortization of net debt discounts, net of amounts capitalized	343	325	682	644
Accum. other comprehensive loss on derivatives amortized to expense	36	—	36	—
Replacement capital expenditures	(11,269)	(11,546)	(24,318)	(23,266)
Diluted AFFO adjustments allocable to other noncontrolling interests	25	47	51	95
Diluted AFFO adjustments on unconsolidated real estate JV	(179)	—	(361)	—
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$43,687	$42,937	$82,034	$79,772
Diluted FFO per share	$0.42	$0.36	$0.93	$0.75
Diluted FFO per share, as adjusted for comparability	$0.49	$0.52	$0.97	$0.99
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2017	December 31, 2016
Balance Sheet Data
Properties, net of accumulated depreciation	$3,134,559	$3,073,362
Total assets	3,574,887	3,780,885
Debt, per balance sheet	1,897,734	1,904,001
Total liabilities	2,132,332	2,163,242
Redeemable noncontrolling interest	23,731	22,979
Equity	1,418,824	1,594,664
Net debt to adjusted book	42.4%	38.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	153	152
Total net rentable square feet owned (in thousands)	16,568	16,301
Occupancy %	93.8%	92.9%
Leased %	94.8%	94.4%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2017		2016		2017		2016
Payout ratios
Diluted FFO	65.9%		76.6%		59.5%		73.0%
Diluted FFO, as adjusted for comparability	55.6%		53.2%		57.0%		55.7%
Diluted AFFO	64.5%		62.7%		68.7%		67.5%
Adjusted EBITDA fixed charge coverage ratio	3.2	x	2.9	x	3.1	x	2.8	x
Net debt to in-place adjusted EBITDA ratio (2)	6.4	x	6.6	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.4	x	7.2	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	99,196		94,300		98,883		94,251
Weighted average common units	3,405		3,676		3,425		3,676
Anti-dilutive EPS effect of share-based compensation awards	—		117		—		107
Denominator for diluted FFO per share and as adjusted for comparability	102,601		98,093		102,308		98,034

(1)
Represents Defense/IT Locations and Regional Office properties excluding properties held for sale, and includes six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$27,241	$25,938	$54,460	$51,857
Common unit distributions	936	1,004	1,872	2,015
Dividends and distributions for payout ratios	$28,177	$26,942	$56,332	$53,872

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income (loss)	$19,207	$(48,316)	$42,295	$(40,220)
Interest expense	19,163	22,639	38,157	46,198
Income tax expense (benefit)	48	1	88	(7)
Real estate-related depreciation and amortization	32,793	33,248	65,852	67,775
Depreciation of furniture, fixtures and equipment	585	524	1,096	1,126
Impairment losses	1,625	69,692	1,625	72,138
Loss (gain) on early extinguishment of debt	513	(5)	513	(22)
Gain on sales of operating properties	(12)	—	(31)	—
Gain on sales of non-operational properties	—	—	(4,219)	—
Net gain on investments in unconsolidated entities included in interest and other income	—	(36)	—	(59)
Business development expenses	995	1,261	1,933	2,640
Demolition costs on redevelopment properties	72	370	294	578
Adjustments from unconsolidated real estate JV	575	—	1,147	—
Executive transition costs	31	247	730	4,384
Adjusted EBITDA	$75,595	$79,625	$149,480	$154,531
Proforma net operating income adjustment for property changes within period	421	109
In-place adjusted EBITDA	$76,016	$79,734

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$19,163	$22,639	$38,157	$46,198
Less: Amortization of deferred financing costs	(922)	(1,178)	(1,931)	(2,354)
Less: Amortization of net debt discounts, net of amounts capitalized	(343)	(325)	(682)	(644)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(36)	—	(36)	—
Less: (Loss) gain on interest rate derivatives	(444)	(319)	9	(1,870)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	258	—	513	—
Scheduled principal amortization	955	1,732	1,913	3,532
Capitalized interest	1,611	1,309	3,142	3,062
Preferred share dividends	3,039	3,553	6,219	7,105
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$23,446	$27,576	$47,634	$55,359

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$6,148	$6,784	$10,888	$15,550
Building improvements	5,972	5,302	9,202	9,255
Leasing costs	1,666	1,613	2,817	2,796
Net additions to (exclusions from) tenant improvements and incentives	626	(885)	7,422	(2,238)
Excluded building improvements	(3,143)	(1,121)	(6,011)	(1,678)
Excluded leasing costs	—	(147)	—	(419)
Replacement capital expenditures	$11,269	$11,546	$24,318	$23,266

Same office property cash NOI	$71,313	$69,485	$141,746	$136,601
Straight line rent adjustments and lease incentive amortization	(1,106)	(2,724)	(1,368)	(3,618)
Amortization of acquired above- and below-market rents	(270)	(190)	(573)	(380)
Amortization of below-market cost arrangements	(146)	(239)	(292)	(478)
Lease termination fee, gross	517	336	1,223	1,289
Tenant funded landlord assets	628	2,848	895	3,411
Same office property NOI	$70,936	$69,516	$141,631	$136,825

	June 30, 2017	December 31, 2016
Reconciliation of total assets to adjusted book
Total assets	$3,574,887	$3,780,885
Accumulated depreciation	755,208	706,385
Accumulated depreciation included in assets held for sale	8,148	9,566
Accumulated amortization of real estate intangibles and deferred leasing costs	183,199	210,692
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,951	11,575
COPT’s share of liabilities of unconsolidated real estate JV	29,888	29,873
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	2,064	938
Less: Cash and cash equivalents	(10,606)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(377)	(283)
Adjusted book	$4,552,362	$4,539,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,942,216	$1,950,229
Less: Cash and cash equivalents	(10,606)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(377)	(283)
Net debt	$1,931,233	$1,740,083
Preferred equity	8,800	207,883
Net debt plus preferred equity	$1,940,033	$1,947,966

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